EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PLX Technology, Inc.
Sunnyvale, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-156760, 333-40722, 333-105745 and 333-116702) and Form S-8 (Nos. 333-153392, 333-88259, 333-38992, 333-38990, 333-67026, 333-97741, 333-105748, 333-116704 and 333-135811) of PLX Technology, Inc. of our reports dated March 5, 2009, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of PLX Technology, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
San Francisco, California
March 5, 2009